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Exhibit  99.1:   Press Release dated November 11, 2003

PACIFICNET (NASDAQ:PACT) ACHIEVES SECOND CONSECUTIVE PROFITABLE QUARTER IN Q3
2003

HONG KONG-- (MARKET WIRE) - November 11, 2003 -- PacificNet Inc. (Nasdaq:PACT), a leading provider of value-added telecom services, SMS, CRM and call center services in Greater China, reported results for the third quarter ended September 30, 2003. The detailed financial statements can be found in PacificNet's Form 10-QSB filing at the SEC Edgar web site:
www.sec.gov/cgi-bin/browse-edgar?CIK=0000815017&action=getcompany

Q3 HIGHLIGHTS

Revenues of US$1,300,000, as compared to US$79,000 from Q3 2002, an increase of 1,546% year-on-year.

* Net profit of US$153,000 or $US0.03 per share as compared to a loss of (US$338,000) or (US$0.07 per share) from Q3 2002.

* Operating profit of US$415,000, as compared to a loss of (US$369,000) from Q3 2002.

* Profit before income taxes, minority interests and discontinued operations of US$468,000, as compared to a loss of (US$364,000) from Q3 2002.

* Gross margin increased to US$758,000 as compared to a gross loss of (US$7,000) from Q3 2002, an increase of 10,929% year-on-year.

* Cash and cash equivalents increased to US$4,791,000 as compared to US$3,694,000 as of December 31, 2002.

* Working capital of US$4,681,000 as compared to US$3,081,000 as of December 31, 2002.

Tony Tong, CEO of PacificNet, stated, "We are delighted to demonstrate our second continuous profitable quarter for PacificNet. We are committed to building PacificNet for growth and profitability through organic growth and accretive acquisitions. As China's mobile phone and Internet users continue to grow, more products and services will be sold over the phone, resulting in growing demand for PacificNet's business process outsourcing (BPO), CRM and call center services. Increasingly, companies selling a variety of products and services in China are utilizing telemarketing, CRM, data-mining, and call center services in achieving higher sales, higher customer loyalty, and lower cost."

With China's entry into the WTO and the fast growing service economy, PacificNet expects a growing market demand for business process outsourcing (BPO) and CRM call center services in Hong Kong and China, especially among the service industries such as telecom, financial, insurance, travel, retail, sales and marketing.

In December 2002, PacificNet announced board approval of the PacificNet Communications Joint Venture Contract signed between PacificNet and the shareholders of IEL. The joint venture operates one of the largest outsource call centers in China with 2,000 staff in Guangzhou (awarded the ISO9002 certification) and provides value-added telecom, SMS and outsourced CRM call center services to China Unicom (NYSE:CHU), Sunday Communications (Nasdaq:SDAY), Telecom Digital, SONY, Swire Travel, eLong.com, and other leading telecom, travel, insurance and marketing companies in Hong Kong, Macao, Taiwan, and China. PacificNet helps its clients acquire and retain customers, reduce costs and improve service quality and efficiency. PacificNet recently won the Off-shore Call Center Merit Award at the 4th Annual Call Center Awards 2003, organized by the Hong Kong Call Center Association (HKCCA) and the Hong Kong Productivity Council.

PacificNet's accounting treatment for the investment in the joint venture is full consolidation in accordance with SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries," because the voting power authorizing all major operating and financing decisions for the joint venture rests with the board of directors. Although formal stockholder approval will not be completed until PacificNet's meeting of stockholders in 2004, the majority stockholder has preliminary approved the transaction, therefore the results of the Company include the operations of the joint venture. PacificNet has filed a preliminary 14a proxy for its 2003 annual stockholders' meeting. The terms of the equity joint venture contract are subject to the approval of the Company's stockholders at the stockholders' meeting in 2004.

ABOUT PACIFICNET

PacificNet Inc. (Nasdaq:PACT) (www.PacificNet.com) is a leading technology investment and management company that invests in customer relationship management (CRM) solutions, mobile applications, and telecommunications in Greater China. The company grows by acquiring and managing growing businesses with established products and customers in Asia. PacificNet, through its subsidies in Asia, provides value-added telecom, SMS and outsourced CRM, data-mining, and telemarketing services to some of the leading telecom, travel, insurance and marketing companies in Greater China. Business Scope: provision of customer relationship management (CRM) and value-added telecom services (VAS) including call center, telemarketing, database management and data-mining services, e-commerce, mobile applications, short messaging services (SMS), multimedia messaging services (MMS), mobile commerce, etc.

This news release contains forward-looking statements. Actual results may differ from any forward-looking statements contained in this news release due to a number of factors that could adversely affect PacificNet's business, financial condition, operating results and stock price. These factors are discussed in more detail in PacificNet's filings with the SEC at www.sec.gov.

CONTACTS

Victor Tong or Jacob Lakhany
PacificNet Inc.
Tel: 605-229-6678
Fax: 605-229-0394
Email: ir@pacificnet.com